EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-34132, File No. 333-68554, File No. 333-104942, 333-112383 and File No. 333-118345) and Form S-8 (File No. 333-23361, File No. 333-23367, File No. 333-64348, File No. 333-80633, File No. 333-91162, File No. 333-105023 and File No. 333-117139) of Micro Therapeutics, Inc. of our report dated March 29, 2005 relating to the consolidated financial statements, which appear in this Form 10-KSB.

PricewaterhouseCoopers LLP

Orange County, California

March 31, 2005